Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-103267-02 of Ferrellgas Finance Corp. on Form S-3 of our report dated October 12, 2004, appearing in this Annual Report on Form 10-K of Ferrellgas Finance Corp. for the year ended July 31, 2004.

/s/ DELOITTE & TOUCHE

Kansas City, Missouri
October 12, 2004